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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: September 9, 1997
               Date of Earliest Event Reported:   August 12, 1997

                           TELE-COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)

           0-20421                                  84-1260157
     (Commission File Number)          (I.R.S. Employer Identification No.)

                                TERRACE TOWER II
                                5619 DTC PARKWAY
                         ENGLEWOOD, COLORADO 80111-3000
          (Address of principal executive offices, including zip code)

       Registrant's telephone number, including area code: (303) 267-5500





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ITEM 5.  OTHER EVENTS.

                 As previously reported, Tele-Communications, Inc. (the "Company") commenced on August 12, 1997, an offer to exchange (the "Exchange Offers") (i) one share of Tele-Communications, Inc. Series A TCI Ventures
Group Common Stock (the "Series A TCI Ventures Group Common Stock"), for each share of Tele-Communications, Inc. Series A TCI Group Common Stock (the
"Series A TCI Group Common Stock") properly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on September 10, 1997 (such date as may be extended from time to time in the discretion of the Company, the "Expiration Date"), up to 188,661,300 shares of Series A TCI Group Common Stock, and (ii) one share of Tele-Communications, Inc. Series B TCI Ventures Group Common Stock (the "Series B TCI Ventures Group Common Stock" and, together with the Series A TCI Ventures Group Common Stock, the "TCI Ventures Group Common Stock"), for each share of Tele-Communications, Inc. Series B TCI Group Common Stock (the "Series B TCI Group Common Stock") properly tendered and not validly withdrawn prior to the Expiration Date, up to 16,266,400 shares of Series B TCI Group Common Stock, upon the terms and subject to the conditions set forth in the Offering Circular of the Company, dated August 7, 1997 (the "Offering Circular"), and the related Letters of Transmittal. The Series A TCI Ventures Group Common Stock, Series B TCI Ventures Group Common Stock, Series A TCI Group Common Stock and Series B TCI Group Common Stock are each series of the Company's Common Stock, par value $1.00 per share (the "Common Stock") which also includes the Tele-Communications, Inc. Series A Liberty Media Group
Common Stock and the Tele-Communications, Inc. Series B Liberty Media Group Common Stock.

                 The Company, certain subsidiaries of the Company (which include entities now attributed to the TCI Group, the Liberty Media Group and the TCI Ventures Group (each, a "Group")), and certain former subsidiaries of the Company are parties to a tax sharing agreement (the "Old Tax Sharing Agreement"), which was implemented effective July 1, 1995 for all periods after July 1, 1995 and prior to October 1, 1997. In connection with the creation of the TCI Ventures Group, the Company and certain subsidiaries of the Company attributed to the TCI Group, the Liberty Media Group and the TCI Ventures Group entered into a new tax sharing agreement (the "New Tax Sharing Agreement"), on August 12, 1997 which will become effective on October 1, 1997 for all periods on and after such date. The New Tax Sharing Agreement has been amended by the First Amendment to the Tax Sharing Agreement (the "First Amendment"), dated as of September 5, 1997, pursuant to which certain listed transactions will be treated in a separate manner. A brief description of each of the Old Tax Sharing Agreement, the New Tax Sharing Agreement and the First Amendment is set forth below. The Old Tax Sharing Agreement and the New Tax Sharing Agreement, as amended, encompass U.S. federal, state, local and foreign tax consequences and rely upon the Internal Revenue Code of 1986, as amended (the "Code") and any applicable state, local and foreign tax law and related regulations.

                 The Old Tax Sharing Agreement formalized certain of the elements of a pre-existing tax sharing arrangement and contains additional provisions regarding the allocation of certain consolidated income tax attributes and the settlement procedures with respect to the intercompany





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allocation of current tax attributes.  Under the Old Tax Sharing Agreement, the entities attributed to each Group are responsible to the Company for their share of consolidated income tax liabilities (computed as if the Company were not liable for the alternative minimum tax) determined in accordance with the Old Tax Sharing Agreement, and the Company is responsible to the entities attributed to each Group to the extent that the income tax attributes generated by them are utilized by the Company to reduce its consolidated income tax liabilities (computed as if the Company were not liable for the alternative minimum tax). The tax liabilities and benefits of such entities so determined are charged or credited to intercompany accounts between the Company and each of its first tier subsidiaries. Such intercompany accounts are required to be settled only upon the date that an entity ceases to be a member of the Company's consolidated group for federal income tax purposes. Under the Old
Tax Sharing Agreement, the Company retains the burden of any alternative minimum tax and has the right to receive the tax benefits from an alternative minimum tax credit attributable to any tax period beginning on or after July 1, 1995 and ending on or before October 1, 1997.

                 In connection with the creation of the TCI Ventures Group, it was determined that the net amount of the balance of each intercompany account under the Old Tax Sharing Agreement that is attributable to entities included in the TCI Ventures Group for the period beginning July 1, 1995 and ending prior to the consummation of the Exchange Offers will be reflected as a component of the TCI Ventures Group's combined equity. The intercompany account existing between the Company and Tele-Communications International, Inc. ("International") for the period beginning July 1, 1995 and ending prior to the consummation of the Exchange Offers will be required to be settled between the TCI Ventures Group and International if and when International ceases to be a member of the Company's consolidated group for federal income tax purposes. Tax liabilities and benefits, as determined under the Old Tax Sharing Agreement, that are generated by the entities comprising the TCI Ventures Group for the period beginning on the consummation of the Exchange Offers and ending prior to October 1, 1997 will be credited or debited to an intercompany account between the Company and the TCI Ventures Group in accordance with the Old Tax Sharing Agreement.

                 The New Tax Sharing Agreement will become effective on October 1, 1997 (the "Effective Date"), and will thereafter govern the allocation and sharing of income taxes by the Groups. Effective for periods on and after the Effective Date, federal income taxes will be computed based upon the type of tax paid by the Company (on a regular tax or alternative minimum tax basis) on a separate basis for each Group (applying provisions of the Code and related regulations as if such Group filed a separate consolidated return for federal income tax purposes, with certain adjustments, but was subject to the same type of tax as the Company). Based upon these separate calculations, an allocation of tax liabilities and benefits will be made such that each Group will be required to make cash payments to the Company based on its allocable share of the Company's consolidated federal income tax liabilities (on a regular tax or alternative minimum tax basis, as applicable). The Company may be required at the times and under the circumstances described below to make cash payments to each Group for tax benefits (on a regular tax or alternative minimum tax basis, as applicable) attributable to such Group and actually used by the Company in
reducing its consolidated federal income tax liability.   Tax attributes,
including but not limited to net operating losses, foreign





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tax credits, investment tax credits, alternative minimum tax net operating losses, deferred intercompany gains, and tax basis in assets would be inventoried and tracked for ultimate credit to or charge against each Group. Similarly, in each taxable period that the Company pays alternative minimum tax, the federal income tax liabilities and federal income tax benefits of each Group, computed as if such Group were subject to regular tax, would be inventoried and tracked for payment to or payment by each Group (at the difference between the amount such Group would have paid or received under the New Tax Sharing Agreement if the Company had paid regular tax during such taxable period and the amount such Group paid or received under the New Tax Sharing Agreement on an alternative minimum tax basis for such taxable period) in years that the Company utilizes the alternative minimum tax credit associated with such taxable period. Even though the tax benefits of a Group are utilized by the Company in reducing its consolidated federal income tax liability, such Group may not receive current cash payments for such benefit (or the difference between such Group's benefits computed under the New Tax Sharing Agreement on a regular tax basis and on an alternative minimum tax basis) if the Group against the income of which the tax benefits are applied had other separate taxable losses (not currently utilized by the Company) which would offset income attributable to such Group. The Group generating the utilized tax benefits would receive a cash payment only if, and when, the unutilized taxable losses of the other Group are actually utilized. If the unutilized taxable losses expire without ever being utilized, the Group generating the utilized tax benefits will never receive payment for such benefits. In addition, if the unutilized taxable losses are connected with a Group or part of a Group which ceases to be part of the Company's consolidated group for federal income tax purposes, there can be no assurance that the transferee will agree to pay for the eventual use of the unutilized taxable losses. Pursuant to the New Tax Sharing Agreement, state and local income taxes are calculated on a separate return basis for each Group (applying provisions of state and local tax law and related regulations as if the Group were a separate unitary or combined group for tax purposes), and the Company's combined or unitary tax liability is allocated among the Groups based upon such separate calculation. The Company has retained the right to file all returns, make all elections and control all audits and contests.

                 Unutilized taxable losses of the TCI Ventures Group may be used to offset the obligation of the TCI Ventures Group to pay dividends on any preferred equity interest in the TCI Ventures Group that may be attributed to the TCI Group following the Exchange Offers if the Exchange Offers are undersubscribed (the "TCI Ventures Group Preferred Interest"). Any such taxable losses which are so used will be considered taxable losses of the TCI Group for all calculations under the New Tax Sharing Agreement relating to federal income taxes. Such taxable losses will continue to be treated as taxable losses of the TCI Ventures Group for all calculations relating to state and local income taxes. In addition, any amount owed by the TCI Group with respect to utilized taxable losses of the TCI Ventures Group may be canceled as an offset to the obligation of the TCI Ventures Group to pay dividends on any TCI Ventures Group Preferred Interest.

                 The First Amendment to the New Tax Sharing Agreement provides that items of income, gain, loss, deduction or credit resulting from certain transactions identified below that are





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consummated after the Effective Date pursuant to a letter of intent or agreement that was entered into prior to the Effective Date shall be shared and allocated pursuant to the terms of the Old Tax Sharing Agreement, as amended, and that items of loss or deduction used to offset such income or gain from such transactions for purposes of filing the Company's consolidated federal income tax return shall be shared and allocated pursuant to the Old Tax Sharing Agreement but reimbursed upon the earlier to occur of the deconsolidation of the Group generating the loss or deduction or the deconsolidation of the Group generating the corresponding income or gains. At such time, the Group which generated the corresponding income or gain shall provide the funds for reimbursement. Such transactions are: (i) the sale by HKP Partners of New Zealand of all of its interest in Sky Network Television Limited; (ii) the sale by International of all of its interest in Cablevision S.A.; (iii) the sale by TCI SUMMITrak of Texas, Inc. and/or TCI SUMMITrak LLC of its SUMMITrak assets; (iv) the sale by Liberty Cable, Inc. of its stock of Liberty Evangola, Inc. and Liberty Tri-County, Inc. and (v) the exercise or lapse of the option granted pursuant to the Option Agreement, dated June 24, 1997, among RET Corporation, Southern Satellite Systems, Inc., et al., to purchase certain assets of Southern Satellite Systems, Inc., LMC Satcom, Inc., and Royal Communications, Inc. (and, if the option is exercised, the sale of such assets).


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)              The following exhibit is being filed with this Form 8-K:

         (99.1) Tax Sharing Agreement, effective for periods on and after October 1, 1997, among the Company and certain entities attributed to each of the TCI Group, the Liberty Media Group and the TCI Ventures Group, as amended by the First Amendment to Tax Sharing Agreement, dated as of October 1, 1997, among the Company and certain entities attributed to each of the TCI Group, the Liberty Media Group and the TCI Ventures Group (Incorporated herein by reference to Exhibit 9(c)(2) to the Company's Schedule 13E-4/A (Amendment No. 2), Issuer Tender Offer Statement, dated September 5, 1997 (Commission File No. 0-20421)).





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                                   SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 1997
                                      TELE-COMMUNICATIONS, INC.


                                      By: /s/ Stephen M. Brett
                                          -----------------------------
                                          Stephen M. Brett
                                          Executive Vice President and Secretary
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                                 EXHIBIT INDEX


Exhibit          Description
- -------          -----------
(99.1)           Tax Sharing Agreement, effective for periods on and after October 1, 1997, among the Company and certain entities attributed to each of the TCI Group, the Liberty Media Group and the TCI
                 Ventures Group, as amended by the First Amendment to Tax Sharing Agreement, dated as of October
                 1, 1997, among the Company and certain entities attributed to each of the TCI Group, the
                 Liberty Media Group and the TCI Ventures Group (Incorporated herein by reference to Exhibit
                 9(c)(2) to the Company's Schedule 13E-4/A (Amendment No. 2), Issuer Tender Offer Statement,
                 dated September 5, 1997 (Commission File No. 0-20421)).